Exhibit 99.1

Brigham Exploration Announces Apparent South Louisiana Discovery, Other Completions and Provides Operational Update

          AUSTIN, Texas, May 2 /PRNewswire-FirstCall/ -- Brigham Exploration Company (Nasdaq: BEXP) announces successful wells, including an apparent discovery in its Bayou Postillion Project in South Louisiana.  Brigham also provided an update of its operational activities.

          SIGNIFICANT WELLS RECENTLY COMPLETED, COMPLETING, DRILLING OR PREPARING TO DRILL

Well	Objective	Category	WI%	NRI	Status / Comments

Cotten Land #1	Oligocene	Dev/Exp	41%	29%	Completing with approximately 34’ apparent pay roughly 324’ high to 10 MMcfed well
Dawson #3	Vicksburg	Dev	100%	76%	Completing @ early rate of 3.5 MMcfed with shallower apparent pay to be added
Wyse #2	Lwr Frio	Dev	50%	40%	Completing from 39’ apparent pay, currently testing @ 0.3 MMcfed
Hobart 59-2	Gr. Wash	Dev	99%	80%	Completing with comparable pay to recent wells that commenced @ 4-5 MMcfed
Sartwelle #4	Frio	Exp/Dev	75%	53%	Completed mid-March @ 2.6 MMcfed, currently 2.5 MMcfed
Palmer #11	Vicksburg	Dev	100%	80%	Completed upper intervals @ 5.3 MMcfed, will be commingled with lower pay zones
Pitre-Todd Ent. #1	Hackberry	Exp	25%	19%	Well plugged and abandoned
Mills Ranch #1-99S	Hunton	Dev	93%	63%	Drilling in apparent Hunton @ 20,535’, results expected in late May or early June
Mills Ranch 96 #1	Hunton	Dev	69%	57%	Drilling @ 11,600’, targeting Hunton @ 24,500’, results expected in September
Dawson #4	Vicksburg	Dev	100%	76%	Drilling @ 2,800’, est. total depth of 12,100’, results expected in June
Trull B #3	Lwr Frio	Exp	75%	55%	1st 2006 high reserve potential well drilling @ 6,600’, results expected late May
Field 18-19 1-H	Bakken	Exp	100%	79%	Drilling @ 1,000’, 1st of 3 sequential horizontal wells, results expected in June
Derek #3	Douglas	Dev	96%	77%	Planned May spud of 1st of numerous potential wells offsetting recent producer
C. Broadcasting #1	Yegua, etc.	Exp	33%	25%	Planned June spud of S. Louisiana multi pay bright spot test of Leuthen Prospect
Gambino #1	Cris I.	Exp	25%	19%	Planned early June spud of S. Louisiana prospect
Turtle Ridge #1	Lwr Frio	Exp	75%	56%	Planned early June spud of high potential General Lee test, results expected in July
Kinder Canal Co. #1	Yegua, etc.	Exp	33%	25%	Planned July spud of S. Louisiana bright spot test of Plassey Prospect
Krejci #1-29	Mowry	Exp	50%	40%	Planned July spud of 1st of 4 Powder River Basin Horizontal Mowry and Muddy tests

          GULF COAST LOUISIANA MIOCENE TREND JOINT VENTURES

          Bayou Postillion Project, Iberia Parish -- Brigham is currently completing its first Bayou Postillion well, the Cotten Land Corp. #1.  The Cotten Land #1 encountered approximately 34 feet of apparent pay approximately 324 feet high to an offsetting producer. The structurally down dip well was completed in August of 2005 at 10 MMcfe per day, and at last report was continuing to produce at that rate.  Brigham retains a 41% after casing point interest in the Cotten Land Corp. #1.

          The Bayou Postillion Project was generated by Penn Virginia (NYSE: PVA) from the interpretation of an extensive 3-D seismic inventory acquired in the region in recent years.  Bayou Postillion is one of Brigham’s two joint ventures with Penn Virginia, the other being Mystic Bayou, to develop 3-D delineated projects in the Miocene and Upper Oligocene trends of Southern Louisiana.  Brigham is also involved in two other joint ventures with a private operator in the same trend.  Brigham views these South Louisiana projects as a logical extension of its Gulf Coast Frio trend, given that the company will utilize its geophysical, geological and operational expertise to explore potential reservoirs in similar geologic settings to that of the Frio in the onshore Texas Gulf Coast.

          Bud Brigham, the Chairman, President and CEO, stated, “We are very encouraged by the results of the Cotten Land Corp. #1.  We expect to production test the well in the next several weeks, with production to sales expected in 30 to 60 days.  With success, there are other adjacent fault blocks that could subsequently be tested.  Also in southern Louisiana, we will commence two bright spot exploration tests in June and July as part of our joint ventures with a private operator, and the first well in Mystic Bayou with Penn Virginia in October.”

          Gulf Coast Vicksburg Trend

          Triple Crown Field Wells -- Brigham recently completed the Dawson #3 in the Upper Vicksburg 9800’ sands at an initial rate of approximately 3.3 MMcf of natural gas and 34 barrels of condensate (3.5 MMcfe) per day. Approximately 49 feet of pay was encountered in the currently producing 9800’ sands, with an additional 19 feet of apparent pay behind pipe in the shallower “Brigham” sand.  Brigham plans to perforate, stimulate and commingle the Brigham sands with the currently producing 9800’ sands in the near future. The Dawson #3 offsets Brigham’s recent Dawson #2 and Sullivan C-31 completions, which subsequent to the perforation and stimulation of the Brigham sand produced at initial rates of 9.3 and 10.1 MMcfe per day, respectively.

          Subsequent to drilling the Dawson #3, Brigham commenced another Triple Crown Field well, the Dawson #4, with results expected in June.  Brigham retains 100% working interests in both the Dawson #3 and Dawson #4 wells, subject to a 16.5% back in at 100% payout, and an additional 16.5% back-in after 200% payout.  Brigham plans to commence at least one more high working interest Triple Crown Field well during the second half of 2006.

          Home Run Field Well -- Brigham previously announced the completion of the Palmer #11 from the lowest 28 feet of apparent pay in the Vicksburg at an initial rate of approximately 2.9 MMcf of natural gas and 174 barrels of condensate (3.9 MMcfe) per day.  Brigham subsequently set a temporary bridge plug, perforated and stimulated the upper 70 feet of shallower Vicksburg pay, which recently commenced production at an initial rate of 4.3 MMcf of natural gas and 163 barrels of condensate (5.3 MMcfe) per day.  Brigham retains a 100% working interest in the Palmer #11 subject to a 66% back-in at 350% payout. Brigham currently plans to drill at least one additional well in the Home Run Field during the second half of 2006.

          Bud Brigham stated, “We continue to enjoy strong results in the Vicksburg, as evidenced by our Palmer #11 and Dawson #3 completions.  With two wells already on line this year, and three more high working interest wells planned to reach total depth by late August, the Vicksburg drilling thus far appears to be delivering the growth in production and proved developed reserve we had hoped for.  Given our momentum in this area, we may consider drilling additional wells later in the year.”

          Gulf Coast Frio Trend

          Bouldin Lake Field Development Well -- Brigham is currently completing the Wyse #2, which encountered approximately 39 feet of Lower Frio pay approximately 240 feet high to the Wyse #1, and approximately 565 feet high to the Grisham #1.  Subsequent to fracture stimulation, the lower 32 feet of pay was production tested at an initial rate of approximately 0.9 MMcf of natural gas and 40 barrels of oil (1.2 MMcfe) per day, though it was recently testing at a rate of approximately 0.3 MMcf of natural gas and 5 barrels of oil (0.3 MMcfe) per day.

          Bud Brigham stated, “We’re currently bringing on line the Wyse #2, and given that the porosities are lower than the Wyse #1 and the Grisham #1 the well is performing below our expectations.  We are also checking for possible sediment fill that may be obstructing the perforations.  We will continue to evaluate the performance of the well to determine what, if any, additional operations can be implemented to improve the wells productivity.”

          Sartwelle #4 Discovery Update -- As previously announced, Brigham commenced production in March from the Sartwelle #4 at an initial rate of approximately 1.3 MMcf of natural gas and 220 barrels of oil (2.6 MMcfe) per day.  The Sartwelle #4 is currently producing approximately 1.3 MMcf of natural gas and 204 barrels of oil (2.5 MMcfe) per day.  Given that the well continues to perform well, Brigham currently plans to test an adjacent fault block with the Sartwelle #5 during the fourth quarter.  Brigham operates the Sartwelle #4 with a 75% working interest, with Royale Energy, Inc. (Nasdaq: ROYL) as a project participant with a 25% working interest.

          High Reserve Potential Tests -- In the same area, Brigham is currently drilling its first 2006 high reserve potential test, the Trull B #3.  The Trull B #3 targets an estimated 445 acre Middle Frio structure with an unrisked reserve potential of approximately 26 Bcfe.  Results are expected in June, at which time Brigham plans to commence its second high reserve potential test, the Turtle Ridge #1.  The Turtle Ridge #1 targets an estimated 500 acre Lower Frio structure with an unrisked reserve potential of approximately 25 Bcfe.  Results for the Turtle Ridge #1 are expected in August.  Brigham operates both the Trull B #3 and the Turtle Ridge #1 wells with a 75% working interest.  Royale Energy, Inc. is also a participant in the Trull B #3 with a 25% working interest, and has the opportunity to participate with a 25% working interest in the Turtle Ridge #1.

          Bud Brigham stated, “We are pleased with the performance of the Sartwelle #4 thus far.  As a result, we are currently planning to drill another adjacent fault block later this year, providing the potential to prove up new reserves for the company.  As we previously stated, the unrisked reserve potential for the 1,100 acre complex, inclusive of the Sartwelle #4 fault block, is approximately 27 Bcfe.  We’re also very excited to be drilling the Trull B #3 in the same area, which will be followed by the Turtle Ridge #1.  The Trull B #3 and the Turtle Ridge wells expose us to a combined unrisked reserve potential of approximately 51 Bcfe gross, or 29 Bcfe net.  However, the risk for both of these high reserve potential wells is somewhat mitigated by offsetting wells that tested productive in at least one of the targeted horizons.”

          ANADARKO BASIN DOUGLAS PLAY

          New High Working Interest Douglas Activity -- In southern Hemphill County of the Texas Panhandle, approximately eight miles from Brigham’s Hobart Granite Wash drilling, Brigham is currently preparing to commence the Derek 12-3 with a 96% working interest.  The Derek 12-3 offsets a recently drilled discovery that commenced production at an initial rate of 640 Mcfe per day and is expected to ultimately produce 1.0 to 1.5 Bcfe.  Brigham owns approximately 2,400 net acres in the area, and with success up to 10 potential locations could be drilled.  Results for the Derek 12-3 are expected in late May.

          WILLISTON BASIN BAKKEN PLAY UPDATE

          In November 2005 Brigham announced the acquisition of approximately 46,000 net acres in the Bakken play located in 126 sections in northwestern North Dakota.  Brigham acquired a 100% working interest in the Bakken formation within the acreage.  Subsequent to that transaction Brigham began adding to its acreage position.  The company expects to have acquired an additional 30,000 acres in Montana and North Dakota by early in the third quarter, in which Brigham’s rights will not be limited to the Bakken formation.

          Commencement of 1st of Three Consecutive Bakken Wells -- Brigham has commenced the Field 18-19 1-H, the first of its three horizontal Bakken wells currently planned for 2006.  Brigham plans to drill the Field 18-19 1-H to a true vertical depth of approximately 10,600 feet with a projected lateral extension of 9,000 feet.  Results for the Field 18-19 1-H are expected in June, at which time Brigham plans to commence its second horizontal Bakken test.

          Bud Brigham stated, “We continue to be encouraged by the activity of other operators in the area.  In addition to the three consecutive Bakken wells we plan to drill, it appears that other operators will drill 17 to 25 additional horizontal Bakken wells in the area by year-end.  We’ve also been encouraged by recent horizontal drilling for other objectives, such as the Madison formation, which may provide additional opportunities on our recently acquired acreage.”

          2006 OPERATIONAL STATISTICS

          Thus far in 2006 Brigham has spud 16 wells, retaining an average working interest of approximately 68%.  Six of these wells have been completed, three have been plugged and seven are currently drilling.  Brigham’s gross and net completion rate thus far in 2006 is 67% and 72% respectively.

          About Brigham Exploration

          Brigham Exploration Company is a leading independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces. For more information about Brigham Exploration, please visit our website at http://www.bexp3d.com or contact Investor Relations at 512-427-3444.

          Forward Looking Statement Disclosure

          Except for the historical information contained herein, the matters discussed in this news release are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations. Important factors that could cause actual results to differ materially from those in the forward looking statements include risks inherent in exploratory drilling activities, the timing and extent of changes in commodity prices, unforeseen engineering and mechanical or technological difficulties in drilling wells, availability of drilling rigs, land issues, federal and state regulatory developments and other risks more fully described in the company’s filings with the Securities and Exchange Commission. All forward looking statements contained in this release, including any forecasts and estimates, are based on management’s outlook only as of the date of this release, and we undertake no obligation to update or revise these forward looking statements, whether as a result of subsequent developments or otherwise.

           Contact:

           John Turner, Director of Finance & Business Development
           (512) 427-3300

SOURCE  Brigham Exploration Company
          -0-                                                            05/02/2006
          /CONTACT:     John Turner, Director of Finance & Business Development of
Brigham Exploration Company, +1-512-427-3300/
          /Web site:  http://www.bexp3d.com /